                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Siena Holdings, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                              SIENA HOLDINGS, INC.
                       5068 West Plano Parkway, Suite 345
                               Plano, Texas 75093

                            NOTICE OF ANNUAL MEETING


TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of Siena Holdings, Inc. will be held on December 16, 1998 at 10 o'clock EST, at The Hotel DuPont, Wilmington, Delaware, for the following purposes:

         1. To elect five directors to serve until the next annual meeting and until their successors are elected and qualified;

         2. To approve certain changes in compensation for the Board of Directors.

         3. To approve creation of a non-qualified stock option plan for the Board of Directors.

         4. To ratify the appointment of KPMG Peat Marwick LLP as independent public accountants for the Company for the fiscal year ending June 30, 1999; and

         5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only holders of record of Common Stock as of the close of business on November 13, 1998 are entitled to receive notice of and vote at the meeting or any adjournment or adjournments thereof.

By Order of the Board of Directors:

                                    /s/ W. JOSEPH DRYER
                                    ------------------------------------------
                                    Secretary

Dated at Plano, Texas
November 9, 1998

            WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON,
              PLEASE SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY
             PROMPTLY IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

                              SIENA HOLDINGS, INC.
                                 PROXY STATEMENT

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Siena Holdings, Inc. (together with its wholly-owned subsidiaries, the "Company") of proxies from the holders of the Company's common stock for use at the Annual Meeting (the "Meeting") to be held on December 16, 1998, and any adjournment or adjournments thereof. The giving of a proxy does not affect your right to vote should you attend the Meeting in person, and the proxy may be revoked at any time before it is voted by giving the Secretary of the Company a signed instrument revoking the proxy or a signed proxy of a later date. Each properly executed proxy not revoked will be voted in accordance with instructions thereon. If no contrary instructions are specified in the proxy, it is the intention of the persons named in the accompanying proxy to vote FOR the election of the nominees named herein as directors of the Company and FOR the matters described in Items 2, 3, 4 and 5 in the Notice of Annual Meeting.

         The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1998 (the "Annual Report"), containing audited consolidated financial statements, in the form of the information filed by the Company with the Securities and Exchange Commission on Form 10-K, is being mailed to Stockholders along with the Notice of Annual Meeting and Proxy Statement. The consolidated financial statements and discussion and analysis by management of the Company's financial condition and results of operations contained in the Annual Report are incorporated herein by reference.

         The mailing address of the Company's principal executive office is:
5068 West Plano Parkway, Suite 345, Plano, Texas 75093, and the approximate date on which this Proxy Statement and the form of proxy are first being sent to stockholders is November 18, 1998.

         Only holders of record of the Company's Common Stock, par value $.10 per share (the "Common Stock"), at the close of business on November 13, 1998, are entitled to vote at the Meeting, one vote for each share of Common Stock so held. On that date, there were 6 million shares of Common Stock outstanding.


                             PRINCIPAL STOCKHOLDERS

         The following table shows, as of November 13, 1998, the total number of shares of Common Stock owned beneficially by persons or groups, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, known to the Company to be the beneficial owners of more than 5% of the Common
Stock:


                                   Shares Beneficially
Name and Address of                Owned Directly or                Percent of
Beneficial Owner                   Indirectly                       Common Stock
-------------------                -------------------              ------------
Credit Suisse                          910,509                      15.2%
First Boston Corporation
11 Madison Avenue
New York, NY 10010

John P. Kneafsey                     2,385,176                      39.8%
c/o Pathfinder Advisory Services
9515 Deereco Road, Suite 903
Timonium, MD 21093


                              ELECTION OF DIRECTORS

         The five persons named in the following table have been designated as nominees for election to the Board of Directors, each to serve for a one-year term and until his successor is duly elected and qualified. All of the nominees listed below currently serve as directors of the Company. If any of such nominees declines or becomes unable to serve, the persons named in the proxy will vote for the election of any substitute nominee designated by the Board of Directors. The Company has no reason to believe that any nominee will decline or be unable to serve.


Name, Age, Principal Occupation During                 Served as                Shares Beneficially Owned
Past Five Years, and Other Corporate                   Director
Directorships                                          Since              Amount                        Percent
--------------------------------------                 -----              ------                        -------
JOHN P. KNEAFSEY - Chairman and                        1997               2,385,176                     39.8%
Chief Executive Officer of the Company,
since October 1996; President, Pathfinder
Advisory Services, Inc., since 1997;
Senior Vice President-Investments,
Prudential Securities, Inc., from 1980 to
1997.  Age 51.

ERIC M. BODOW - Senior Vice                            1998               -----                         -----
President, Sagner/Marks, Inc., since 1992;
Vice President, First National Bank of
Chicago, from 1985 to 1992.  Age 53.


JAMES D. KEMP - Principal, Antaean                     1997               -----                         -----
Solutions, LLC, since 1997; President and
Chief Executive Officer, The Trust
Company, N.A., from 1996 to 1997;
President and Chief Executive Officer,
Kemp Consulting, from 1992 to 1997;
President, Ameritrust Texas, N.A., from
1980 to 1992.  Age 51.

MATTHEW S. METCALFE - Chairman                         1997               -----                         -----
and President, Airland Corporation;
Director Emeritus, Amsouth
Bankcorporation; Member, State of
Alabama Oil and Gas Board; Chairman,
Mobile Airport Authority.  Age 67.

FRANK B. RYAN - Professor of                           1997               -----                         -----
Mathematics at Rice University (currently
on leave); Director, Danielson Holding
Corporation; Director, Texas Micro, Inc.;
Director, America West Airlines, Inc.
Age 62.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.


                       BOARD ORGANIZATION AND COMPENSATION

         The Board of Directors held five meetings during the fiscal year ended June 30, 1998. Each incumbent director attended at least 100% of the meetings of the Board and of its committees of which he was a member. In addition, the Company has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee.

         The Audit Committee of the Board of Directors, composed of all four independent members of the Board of Directors, met once during the fiscal year ended June 30, 1998. The Audit Committee reviews with KPMG Peat Marwick LLP, the Company's independent auditors, the audit plan and the internal accounting controls for the Company and its subsidiaries, as well as the Company's consolidated financial statements and management letter. The Audit Committee reports to the full Board of Directors. It also recommends to the Board of Directors the selection of independent auditors for the Company.

     The Compensation Committee of the Board of Directors, composed of all four independent members of the Board of Directors, met once during the fiscal year ended June 30, 1998. This Committee periodically reviews the Company's management compensation and reports its actions or recommendations to the Board of Directors. The Committee also approves the general salary scale for employees of the Company.


                        EXECUTIVE MANAGEMENT COMPENSATION

Compensation of Executive Officers

         The following table sets forth all compensation paid by the Company for the year ended June 30, 1998, the three-month period ended June 30, 1997 and the nine-month period ended March 31, 1997, for services rendered in all capacities to the two executive officers of the Company during fiscal year 1998. For compensation information as to officers of the Predecessor Company in prior fiscal years, reference is made to the Joint Disclosure Statement, a copy of which was filed as an exhibit to the Company's annual report on Form 10-K for the year ended June 30, 1996.


                                                    Base    Other Cash     Total Cash
Officer             Period                  Compensation  Compensation   Compensation

John P              Year Ended 6/30/98          $ 84,667     $  6,200        $ 90,867
Kneafsey            3 Mos. Ended 6/30/97        $  6,000                     $  6,000
                    9 Mos. Ended 3/31/97        $ 12,000                     $ 12,000

W. Joseph           Year Ended 6/30/98          $139,000     $197,467        $336,467
Dryer               3 Mos. Ended 6/30/97        $ 33,000                     $ 33,000
                    9 Mos. Ended 3/31/97        $170,106                     $170,106


                        EXECUTIVE OFFICERS OF THE COMPANY

         The executive officers of the Company as of June 30, 1998 and related information are as follows:

John P. Kneafsey, Chairman and Chief Executive Officer (See information under "Election of Directors" above.)

W. Joseph Dryer, President and Chief Accounting Officer since October 4, 1996; prior thereto, Senior Vice President from January 1995; also, President and Director of Russian River Energy Co. from 1992 to 1994; and President and Director of Geothermal Resources International, Inc. since 1994; prior thereto, an Officer since 1984. Age 43.

Compensation of Directors

         Directors of the Company receive annual compensation at the rate of $5,000 and fees of $1,000 for each directors' meeting attended, plus reimbursement for all reasonable expenses. The following items related to additional compensation of the Board of Directors will be submitted to the Shareholders for approval:

         (1) Non-qualified Stock Option Agreements. Pursuant to the proposed Non-Qualified Stock Option Agreements for the Board of Directors (the "Directors' Stock Option Plan"), each Director of the Company would receive options to purchase 40,000 shares of the Company's common stock, with an effective date of December 1, 1997 (the "Date of Grant"). The options to be granted under the Directors' Stock Option Plan will have an exercise price of $0.92 per common share and vest at a rate of twenty percent per year for five years on the anniversary of the Date of Grant. The fair market value of the common stock on the Date of Grant was $1.109. Upon the event of any change-in-control of the Company the stock options shall be 100% vested. If approved by the Shareholders, the Company would recognize compensation expense of $4,000 in fiscal year 1999 for the period from December 1, 1997 through June 30, 1998. This would have an insignificant impact on earnings
                  (loss) per share for the year ended June 30, 1998.

         (2) Plan Providing for Additional Compensation for Directors. The proposed plan for providing additional compensation to the non-officer members of the Board of Directors (the "Directors Additional Compensation Plan") includes success-based financial incentives contingent on the sale or liquidation of certain assets of the Company, which will pay a percentage of the "deal value" established by the Board of Directors or the appreciated value above the fair market value of the asset, which as a result of the fresh start adjustments is the same as book value as of March 31, 1997. In aggregate, the non-officer directors would be paid a total of 2% of the gross appreciation value above book value or 2% of the deal value, upon the close of any such transaction. Such bonus provision for any such payments would be applied to the Company and its subsidiaries and the Company's results as trustee of the Creditors' Trust. During the year ended June 30, 1998, two transactions were closed that will result in payments to the non-officer directors under the Directors' Bonus Plan, if approved by the Shareholders, as follows:

                  On January 14, 1998, the Creditors' Trust received $8.1 million pursuant to the negotiated final settlement of a subordinated promissory note. The Company as trustee began negotiations early in 1997. The Bankruptcy Court approved the settlement on December 29, 1997. The settlement provided the Creditors' Trust with a gain of $5.9 million. This gain was recognized for income tax purposes in April 1997 upon the transfer of the promissory note from the Company to the Creditors' Trust. The Company received $590,000 in May 1998 for the bonus pool from the proceeds received by the Creditors' Trust based on the cash received by the Creditors' Trust in excess of book value. The Board of Directors approved an aggregate bonus amount of $492,000 for the executive officers. Based on the same bonus criteria, but subject to Shareholder approval, the remaining $98,000 remains payable to the directors in accounts payable and other expenses on the Company's Consolidated Balance Sheet as of June 30, 1998.

                  The Company sold its investment in Vistamar, Inc., a former real estate subsidiary incorporated in Puerto Rico, for $20,000 in April 1998. Upon receipt of the proceeds, the executive officers received an aggregate bonus amount of $2,000 and $400 remains payable to the directors in accounts payable and other expenses on the Company's Consolidated Balance Sheet as of June 30, 1998.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED NON-QUALIFIED STOCK OPTION PLAN AND THE PROPOSED PLAN PROVIDING FOR ADDITIONAL COMPENSATION TO THE NON-OFFICER MEMBERS OF THE BOARD OF DIRECTORS.


                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors appointed the firm of KPMG Peat Marwick LLP to act as independent auditors for the Company for the fiscal year ended June 30, 1998. The Board of Directors, upon recommendation of the Audit Committee, has selected the firm of KPMG Peat Marwick LLP to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1999. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting, have an opportunity to make a statement, and be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1999.


                                VOTING PROCEDURES

         Each proposal submitted to the Company's stockholders for a vote is deemed approved if a majority of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present votes in favor of the proposal. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. A stockholder is entitled to one vote for each share owned.

         Stockholder votes are tabulated by the Company's Registrar and Transfer Agent. Proxies received by the Registrar, if such proxy is properly executed and delivered, will be voted in accordance with the voting specifications made on such Proxy. Proxies received by the Registrar on which no voting specification has been made by the stockholder will be voted FOR all items discussed in the Proxy Statement, in the manner stated on the proxy card. Stockholders who execute and deliver proxies retain the right to evoke them by notice in writing delivered to the Company's Secretary at any time before such proxies are voted.

         Under applicable Delaware corporate law and the Charter and by-Laws of the Company, proxies received by the Registrar specifying an abstention as to any proposal will cause the shares so represented to be counted toward a quorum, but are not counted as favorable votes and, therefore, have the same effect as a vote against the proposal. To the extent holders or brokers having the right to vote shares do not attend the meeting or return a proxy, such shares will not count toward a quorum, and if a quorum is otherwise achieved, will have no effect on the vote of the proposals considered at the meeting which shall be based solely upon the vote of the shares represented at the meeting.


                       1999 ANNUAL MEETING OF STOCKHOLDERS

         If any stockholder intends to present a proposal for consideration at the 1999 Annual Meeting of Stockholders, such proposal must be received by the Company on or before September 1, 1999, in order to be included in the Company's Proxy Statement and form of proxy for such meeting. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy relating to the 1999 Annual Meeting of Stockholders any stockholder proposal which does not meet all of the requirements for such inclusion established by the Securities and Exchange Commission at that time in effect.

         As of the date of this Proxy Statement, the Board of Directors knows of no matters, other than those stated above, that may be brought before the Meeting. However, if other matters do properly come before the Meeting, the persons named in the enclosed proxy will vote upon them in their discretion and in accordance with their best judgment.

         A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C., HAS BEEN PROVIDED TO EACH STOCKHOLDER OF RECORD IN CONNECTION WITH THE NOTICE OF THE ANNUAL MEETING.

         The cost of preparing and mailing the Notice of Meeting, Proxy Statement and form of proxy will be paid by the Company. The Company will request banks, brokers, fiduciaries, and similar persons to forward copies of such material to beneficial owners of the Company's common stock in a timely manner and to request authority for execution of proxies, and the Company will reimburse such persons and institutions for their reasonable out-of-pocket expenses incurred in connection therewith. To the extent necessary to assure sufficient representation, officers and regular employees of the Company may solicit the return of the proxies by telephone, telegram, or personal interview. The extent of this solicitation by personal contact will depend upon the response to the initial solicitation by mail. It is anticipated that the costs of such solicitation, if undertaken, will not exceed $4,000.

By the Order of the Board of Directors.



/s/  W. JOSEPH DRYER
-------------------------
Secretary


Dated at Plano, Texas
November 9, 1998